EXHIBIT 10.137

                            NATIONAL BANK OF CANADA
          600, rue de La Gauchetiere ouest, Montreal (Quebec) H3B 4L2

                                                      Montreal, April 17, 1996

Commercial Lending Centre

CATALINA LIGHTING CANADA, (1992) INC./
LUMIERES CATALINA CANADA, (1992) INC.
c/o Catalina Lighting, Inc.
18191 N.W. 68th Avenue
Miami, Florida 33015
United States of America

ATTENTION OF MR. THOMAS M. BLUTH, TAX DIRECTOR

RE: OFFER OF FINANCING AND BANKING SERVICES

Dear Sir:

We are pleased to confirm you that the National Bank of Canada (the "Bank") agrees to renew the credit facilities presently available to Catalina Lighting Canada, (1992) Inc./Lumieres Catalina Canada, (1992) Inc. (the "Borrower"). Furthermore, the Bank includes hereby its offer of services regarding the administration of the Borrower's accounts held with the Bank.

The terms and conditions of the said financings and banking services are respectively presented in the schedules A and B attached to this offer to form an integral part thereof (collectively the "Offer").

Should the present Offer meet with your approval, please indicate your acceptance thereof by signing and initialling each page of the attached copy of the Offer and returning same to the offices of the Bank, to the attention of Mr. Michel Wistaff, Senior Account Manager, before 5 P.M. on May 3, 1996, failing which the Bank, at its discretion, reserves the right to cancel and/or modify the Offer, without notice.

Once this Offer has been accepted, we will ask our legal advisers to draw up the applicable security documents in accordance with standards acceptable to the Bank.

We hope that our financial support will continue to contribute to your company's development.

NATIONAL BANK OF CANADA

Per: /s/ Alain Charbonneau                   Per: /s/ Michel Wistaff
     ---------------------                        ---------------------------
     Alain Charbonneau                            Michel Wistaff
     Senior Manager                               Senior Account Manager

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ACCEPTANCE

The undersigned hereby accepts the terms and conditions of this Offer dated April 17, 1996 at the City of __________________, Province of Quebec, this 1st day of May, 1996.

CATALINA LIGHTING CANADA, (1992) INC./
LUMIERES CATALINA CANADA, (1992) INC.

Per: /s/ Dean Rappaport                        Per:
     ----------------------------                   -----------------------
     Name: Dean Rappaport                           Name:
     Title: EVP/CFO                                 Title:

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                                   SCHEDULE A

                       TERMS AND CONDITIONS OF FINANCINGS

===============================================================================

1. FACILITY A-OPERATING CREDIT FACILITY

   1.1 THE CREDIT

       The Bank, subject to the terms and conditions hereof, agrees to make available to the Borrower an operating credit of $4,000,000, in Canadian Dollars, to finance the Borrower's operating requirements.

   1.2 TERM

       This operating credit may be reviewed from time to time by the Bank and is repayable on demand.

   1.3 MODE OF FINANCING

       Subject to the terms and conditions provided herein, the Borrower may, within the amount available to it under the present credit, avail itself of Floating Rate advances.

   1.4 INTEREST RATE

       Advances up to the amount of $1,500,000 shall bear interest, until payment in full, at the Canadian Prime Rate of the Bank and all advances in excess of $1,500,000 shall bear interest, until payment in full, at the Canadian Prime Rate of the Bank plus 0.50%. Any amount in arrears shall bear interest at the Canadian Prime Rate of the Bank plus 0.50%. Interest shall be payable monthly on the 26th day of each month.

   1.5 FINANCING CONDITIONS

       The aggregate total amount of the Floating Rate advances under this operating credit shall not exceed the total of:

       1.5.1 80% of the Borrower's accounts receivable (excluding contra or inter-company accounts, accounts of doubtful quality and those aged 90 days or more); and

       1.5.2 50% of the Borrower's inventory of finished products for a maximum of $2,000,000.

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       The value of the Borrower's accounts receivable and inventory of finished products shall be established, from time to time by the Bank, taking into account claims ranking prior to the security of the Bank.
       The Borrower shall furnish to the Bank, on the 20th day of each month, a list of its inventory, of its accounts receivable according to age and of its accounts payable for the month ending on the last day of the preceding month.

   1.6 DISBURSEMENT AND REPAYMENT

       The Borrower may draw upon the amount made available to it by virtue of these presents, at any time during the term of the credit, by satisfying the terms and conditions specified herein and subject to the execution of any document that may reasonably be requested by the Bank in order to give full effect to the provisions contained herein.

       Disbursement and repayment of the operating credit shall be made in multiples of $50.000.

       The principal amount of the Floating Rate advances shall be payable on demand.

       The Borrower may repay all or part of its Floating Rate advances at any time during the term of the credit, without penalty.

2. FACILITY B-CURRENCY CONVERSION RISK FACILITY

   2.1 AMOUNT AND PURPOSE

       Subject to the terms and conditions hereof, the Bank agrees to make available to the Borrower, a currency conversion risk facility for an aggregate amount not exceeding $500,000, in American Dollars, to conclude transactions with the Bank with respect to the sale or purchase of foreign currencies freely negotiated by the Bank.

   2.2 CONDITIONS

       The Borrower may, conclude foreign currency transactions subject to the following conditions, namely:

       - the Borrower shall give prior notice thereof to the Bank, in accordance with the customs and practices of the market, specifying the amount, currency and effective date of delivery of the chosen currency;

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       - the maximum amount of foreign currency which the Borrower may sell or purchase by reason hereof shall not exceed the permitted amount, as determined by the Bank in the manner hereinafter set forth; the said permitted amount shall be determined by the Bank by multiplying the face value of the chosen currency by the level of risk, as per the schedule in effect at the Bank expressed in a percentage, (for illustration purpose only: chosen currency of U.S. $50,000.00 at a level of risk of 10% equals a currency conversion risk amount of U.S. $5,000.00);

       - the Borrower shall execute, upon presentation, any agreement, contract, document or other writing, including, without limitation, a confirmation, as applicable, of such contract, in accordance with the forms in use at the Bank, providing for, amongst other things, the amount, currency, level of risk and fees payable to the Bank;

       - the Borrower undertakes to deposit, in its Bank's U.S.$ current account, sufficient amounts to pay the foreign currencies, at the latest on the date of their deliverance, failing which, the Bank shall be authorized to debit the Borrower's U.S.$ current account for an amount equal to the amount necessary to pay the said currencies and any fees and expenses incurred by the Bank due to the insufficiency of funds in the Borrower's current account; all overdrafts in the Borrower's current account shall bear interest, until payment in full, at the U.S. Base Rate of the Bank plus 0,50%;

       - the acceptance by the Bank of any request for the purchase or sale of foreign currencies is subject to the availability of such funds on the foreign exchange market and approval of each request is at the Bank's discretion.

   2.3 TERM

       The right to the present currency conversion risk option may be reviewed from time to time by the Bank and may be revoked at any time.

3. SECURITY

   3.1 EXISTING SECURITY

       The repayment of the advances made hereunder, as well as the payment of the interest, fees and all other amounts payable under these presents and the performance of all the borrower's obligations towards the Bank are presently and shall always be secured by the following security:

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       3.1.1 a first ranking security under Section 427 of the BANK ACT;

       3.1.2 an irrevocable letter of credit in the amount of $1,100,000, in American dollars, issued by the Sun Bank, National Association and expiring on March 31, 1997;

       3.1.3 a first ranking movable hypothec in the amount of $3,000,000 on the universality of the Borrower's movable property, present and future, tangible and intangible, including, without limitation, a first ranking hypothec in the amount of $3,000,000 on the proceeds of all-risk insurance covering the property given as security and the designation of the Bank as loss payee;

       3.1.4 a cession of rank by Catalina Lighting Inc. in favor of the Bank regarding the registrations made in the Register of personal and movable real rights under numbers 94-0082974-0002, 94-0088558-0001, 94-0082974-0003 and 94-0088558-0002 respectively;

       3.1.5 a cession of rank by Montreal Trust Company in favor of the Bank regarding the registrations made in the Register of personal and movable real rights under numbers 94-0082974-0001, 94-0088558-0001 and 94-0088558-0002 respectively.

   3.2 ADDITIONAL SECURITY

       To secure the repayment of advances made hereunder, the payment of interest, fees and all other amounts payable thereunder and in the security documents and the performance of its obligations towards the Bank, the Borrower undertakes to provide the following additional security, in accordance with the forms in use at the Bank:

       3.2.1 a general movable hypothec in the amount of $4,600,000 on the universality of the Borrower's movable property, present and future, tangible and intangible, including, without limitation, a first ranking hypothec in the amount of $4,600,000 on the proceeds of all-risk insurance covering the property given as security and the designation of the Bank as loss payee (in replacement of the hypothec mentioned at Section 3.1.3);

       3.2.2 a cession of rank by Catalina Lighting, Inc. in favour of the Bank regarding any security held by Catalina Lighting, Inc. taking rank before any of the Bank's security;

       3.2.3 a cession of rank by Montreal Trust Company in favour of the Bank regarding any security held by Montreal Trust Company taking rank before any of the Bank's security;

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                                                                        Page 5

       3.2.4 a cession of rank by Anker Construction Ltd. in favour of the Bank regarding any security held by Anker Construction Ltd. taking rank before any of the Bank's security;

       3.2.5 a postponement of claims by Catalina Lighting Inc. for all amounts due to it by the Borrower up to an amount of $2,000,000;

4. REPRESENTATIONS AND WARRANTIES OF THE BORROWER

   The Borrower represents and warrants to the Bank that:

   4.1 It is a duly constituted and organized company and is in good standing under the laws governing it, and it has the powers, permits and licences required to carry on its business and to own, operate and administer its property.

   4.2 There has been no material adverse change in its financial position since the date of its most recent audited annual financial statements dated September 30, 1995 which have been provided to the Bank. These statements represent fairly, at the date they were drawn up, its financial position. The Borrower does not foresee incurring any significant liabilities outside of the ordinary course of its business which have not already been disclosed to the Bank.

   4.3 It is not a party to any litigation or legal proceedings which could have a material effect on its financial position or on its ability to carry on its business.

   4.4 It has good and marketable title to all its property free and clear of all prior claims, mortgages, hypothecs, pledges, liens or other similar encumbrances except for the Permitted Encumbrances hereunder.

   4.5 The Borrower's audited annual financial statements dated September 30, 1995 provided to the Bank are accurate and complete and have been prepared in accordance with generally accepted accounting principles.

   4.6 It is not in default under the agreements to which it is a party nor under the legislation and regulations applicable to the conduct of its business including, without limitation, any environmental requirements, except for such default, as applicable, which would not have a material effect on its financial position or its ability to carry on its business.

   4.7 All taxes, assessments, deductions at source, income tax or annuities for whch the payment thereof is guaranteed by prior claim and/or legal hypothec have been paid by the Borrower without subrogation or consolidation.

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                                                                         Page 6

5. CONDITIONS PRECEDENT TO ANY RENEWAL OR DISBURSEMENT

   Prior to the renewal or disbursements of the credits described therein, the Borrower, shall provide, execute or perform the following to the satisfaction of the Bank and its legal advisers:

   5.1 REPRESENTATIONS AND WARRANTIES

       The representations and warranties contained in the Section entitled "Representations and Warranties of the Borrower" hereof shall continue to be true and exact and shall survive the execution of this or any subsequent agreements; no event of default shall have occurred and no other event shall exist that is likely to materially adversely affect the financial position of the Borrower.

   5.2 DOCUMENTS REQUIRED

       The following documents shall be furnished to the Bank in form and substance satisfactory to it:

       - a duly certified copy of the documents of incorporation of the Borrower and Catalina Lighting, Inc., the original, of recent date, of the Borrower's "certificats de regularite" and certificate of registration under the ACT RESPECTING THE LEGAL PUBLICATION OF SOLE PROPRIETORSHIPS, PARTNERSHIPS AND LEGAL PERSONS;

       - a duly certified copy of the borrowing by-law and the resolution of the Board of Directors of the Borrower relating to the Borrower's authority to execute these presents, to perform its obligations hereunder and to deliver the security required herein;

       - a duly certified copy of the resolution of the Board of Directors of Catalina Lighting, Inc. relating to its authority to execute and to deliver the subordination agreement and the cessions of rank required herein;

       - a certificate setting forth the functions and signatures of the individuals authorized to represent the Borrower and Catalina Lighting, Inc. in their dealings with the Bank;

       - the security documents and the cessions of rank contemplated in
         Section 3.2 herein duly executed and duly registered or filed in all places in Canada or elsewhere where such registration or filing is necessary and duly signified or served when such signification or service is required under the terms thereof;


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                                                                        Page 7

       - payment in full of the set-up fees charged by the Bank.

   5.3 MATERIAL CHANGE

       The financings described herein shall be renewed or disbursed after the aforementioned general and specific provisions have been met to the Bank's satisfaction. If a material change deemed unfavourable by the Bank occurs in the nature of the risk inherent in the financings, the Bank reserves the right to cancel the said financings at its sole discretion and to demand repayment of any sum already advanced in respect thereof.

6. OBLIGATIONS OF THE BORROWER

   6.1 POSITIVE COVENANTS

       Until payment in full of any amounts due under the terms of this Offer, the Borrower shall:

       6.1.1 use the proceeds of the financings for the purpose provided for herein;

       6.1.2 carry on its business in a diligent and continuous manner;

       6.1.3 keep and maintain books of account and other accounting records in accordance with generally accepted accounting principles and shall furnish to the Bank its audited annual financial statements, within 120 days of the end of its fiscal year, as well as its unaudited financial statements, on a monthly basis, within 30 days of the end of each month;

       6.1.4 maintain, at all times, a Shareholders' Equity of at least $2,500,000, as determined in accordance with Section 8.1;

       6.1.5 maintain, at all times, a Working Capital Ratio greater than or equal to 1.0:1.0;

       6.1.6 at all times, give the Bank's representatives the right to inspect its establishments and provide access thereto, and further permit the Bank's representatives to examine its books of account and other records, and take extracts therefrom and/or copies thereof;

       6.1.7 maintain, at all times, insurance coverage on its property against loss or damage caused by fire and any other risk as is customarily maintained by companies carrying on a similar business;

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                                                                        Page 8

       6.1.8 obtain and maintain in effect the permits and licenses required to carry on its business;

       6.1.9 notify the Bank, without delay, or any event of default or any event which, following notice or the expiry of a delay, could constitute an event of default;

       6.1.10 punctually pay all taxes, assessments, deductions at source, income tax or annuities for which the payment thereof is guaranteed by prior claim and/or legal hypothec, without subrogation or consolidation except as otherwise provided in the security documents granted from time to time pursuant to this offer;

       6.1.11 conduct all or the greater part of its business with the Bank.

   6.2 NEGATIVE COVENANTS

       The Borrower undertakes not to carry out the following transactions or operations without obtaining the prior written consent from the Bank:

       6.2.1  substantially change the nature of its operations or business;

       6.2.2 change the control of the Borrower, which is currently held by Catalina Lighting, Inc. (100%);

       6.2.3  merge with another company; dissolve or wind up the company;

       6.2.4 create or permit the existence of security on present and/or future property, except for Permitted Encumbrances;

       6.2.5 declare or pay dividends on its shares, purchase or redeem its shares or otherwise reduce its capital except as permitted in accordance with the prior payment of claims referred to in paragraph 3.2.5;

       6.2.6 make any capital expenditures or investments outside of the ordinary course of its business;

       6.2.7 grant loans to its officers, directors or shareholders other than in the ordinary course of business and those already declared in its financial statements provided to the Bank;

       6.2.8 grant a loan or an investment or provide financial assistance to a third party by way of a guarantee or otherwise other than those already declared in its financial statements provided to the Bank.

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                                                                        Page 9

7. DEFAULT

   7.1 EVENTS OF DEFAULT

       The occurrence of one or more of the following events, shall constitute a default under this Offer:

       7.1.1 if the Borrower fails to make a payment, on demand, of principal under the terms hereof;

       7.1.2 if the Borrower fails to make a payment, interest, fees or any other amount which may become due hereunder or under any of the security documents provided for herein;

       7.1.3 if the Borrower fails to perform or otherwise breaches any obligation hereunder or pursuant to any of the security documents provided for herein;

       7.1.4 if the Borrower becomes subject to the provisions of the BANKRUPTCY and INSOLVENCY ACT (CANADA) or of any other bankruptcy, insolvency or winding up legislation;

       7.1.5 if proceedings are instituted for the Borrower's dissolution, winding-up or suspension of its operations, unless such proceedings are contested diligently and in good faith by the Borrower and do not impair the continued operation of its business;

       7.1.6 if a creditor takes possession of the Borrower's property or a major portion thereof or if such property is subject to a hypothecary recourse or to receivership or is sized, except if such seizure is contested diligently and in good faith by the Borrower; in the event of such contestation, the Bank reserves its right to require that the Borrower furnish it with an additional guarantee, in form and substance and for an amount acceptable to the Bank, to protect the security granted to the Bank hereunder;

       7.1.7 if any representation or warranty made by the Borrower herein or in any document or certificate furnished to the Bank in connection herewith proves to be materially incorrect or erroneous.

       7.1.8 if the Borrower is in default under any other contracts, agreements or writings with the Bank or any other financial institution.

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                                                                       Page 10

   7.2 REMEDIES BY THE BANK IN THE EVENT OF DEFAULT

       Without limiting the Bank's right to require payment on demand of any amount due hereunder by the Borrower, in the event of default, the principal, interest and any other amounts owing to the Bank hereunder shall become due and payable and the financings and rights under this Offer shall cease and be cancelled as of that moment and the Bank shall no longer have any obligation to advance any further amounts hereunder, the whole without further notice. The rights and recourses of the Bank shall then become enforceable hereunder and under the security documents.

   7.3 APPLICATION OF PAYMENTS

       The Bank shall be entitled to apply any payment received to reduce any part of the Borrower's indebtedness as it shall deem appropriate.

   7.4 RELATIONS BETWEEN THE BANK AND THE BORROWER

       The Bank may grant delays, accept or waive security, accept arrangements, grant releases and discharges and transact with the Borrower as it shall deem acceptable without in any way limiting the responsibility of the Borrower or infringing on the rights of the Bank under the security provided for hereunder.

       The omission on the part of the Bank to notify the Borrower of any event of default hereunder or to avail itself of any of its rights hereunder shall not be construed as a waiver of such event of default or right.

       The acceptance by the Bank following any default by the Borrower of any sum owing to it or the exercise by it of any right or recourse shall not preclude it from exercising any other right or recourse, which it may have, whether pursuant to any agreement or otherwise provided by law.

8. MISCELLANEOUS PROVISIONS

   8.1 DEFINITIONS

       For the purposes hereof, the following words and phrases shall have the following meaning:

       "AMERICAN DOLLARS" "U.S. DOLLARS" "US$": means lawful money of the United States of America.

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                                                                        Page 11

       "BUSINESS DAY": means any day, other than a Saturday, Sunday or statutory holiday, on which the offices of the Bank are open in the Province of Quebec.

       "CANADIAN DOLLARS" "CDN$": means lawful money of Canada.

       "CANADIAN PRIME RATE": means the annual variable rate of interest announced from time to time by the Bank and used to determine the interest rates on Canadian dollar commercial loans granted by the Bank in Canada.

       "DEBT", "INDEBTEDNESS" OR "TOTAL INDEBTEDNESS": means the aggregate amount of principal, interest and accessories due by the Borrower hereunder.

       "FLOATING RATE": means the interest rate applicable to floating rate advances made hereunder in Canadian Dollars or American Dollars, as applicable.

       "PERMITTED ENCUMBRANCES": refers collectively to charges created by the security documents granted from time to time by virtue of these presents and any other charge which constitutes a "Permitted Encumbrance", as may be defined in the said documents.

       "SHAREHOLDERS' EQUITY": means the aggregate of the paid-up capital, retained earnings of the Borrower and Subordinated Debt, less intangible assets and the advances made by the Borrower to its shareholders or subsidiaries or to any affiliated society or company within the meaning of the CANADA BUSINESS CORPORATION ACT.

       "SUBORDINATED DEBT": means any debt of the Borrower towards a shareholder and/or an affiliated company of the Borrower within the meaning of the CANADA BUSINESS CORPORATION ACT, which is entirely subordinated to the amounts due or which could become due to the Bank hereunder.

       "U.S. BASE RATE": means the annual variable rate of interest announced from time to time by the Bank and used to determine the interest rates on U.S. dollar commercial loans granted by the Bank in Canada.

       "WORKING CAPITAL RATIO": means the ratio between total current assets and total short-term liabilities.

   8.2 ACCOUNTING TERMS

       Unless another definition is provided hereunder, each accounting term used in this Offer shall have the meaning ascribed to it in accordance with accounting principles generally accepted by the Canadian Institute of Chartered Accountants or by the American Institute of Certified Public Accountants.




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   8.3 CONVERSION TO U.S. DOLLARS OR CANADIAN DOLLARS

       Each time an amount in Canadian dollars must be converted or expressed in U.S, dollars, or the equivalent in U.S. dollars (or inversely) must be determined, such calculation shall be made, on the appropriate date, in accordance with the cash purchase rate of the Bank at about 10:30 a.m.

   8.4 CURRENCY AND PLACE OF PAYMENT

       All amounts due by the Borrower under this Offer shall be paid by the Borrower to the Bank in Canadian dollars in the case of a financing granted in Canadian dollars, or in U.S. dollars in the case of a financing granted in U.S. dollars.

       Should the amount of principal of the indebtedness owing to the bank exceed the credit limit efectively granted hereunder, the Borrower shall reimburse the Bank, on demand, an amount equal to such excess amount.

   8.5 CALCULATION OF INTEREST AND ARREARS

       8.5.1 Unless otherwise provided for herein, interest on any amount due hereunder shall be calculated daily and not in advance on the basis of a 365-day year.

       8.5.2 For the purposes of the Interest Act (Canada) in the case of a leap year, the annual interest rate corresponding to the interest calculated on the basis of a 365-day year is equal to the interest rate thus calculated multiplied by 366 and divided by 365.

       8.5.3 any amount of principal, interest, commission, discount or of any other nature remaining unpaid at maturity, shall bear interest at the rate provided for herein.

       8.5.4 Interest on arrears shall be compounded monthly and payable on demand.

   8.6 RECORDS

       The Bank shall keep records evidencing the transactions effected under this financing. such records shall be resumed to reflect these transactions and the amounts due to the Bank.




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   8.7 LEGAL COUNSEL

       The Bank reserves its right to choose its legal counsel for the purposes hereof.

       The legal fees and expenses relating to the registration of the deeds and documents required in connection herewith shall be at the Borrower's expense, whether the financing contemplated herein is completed or not, provided, however, the maximum legal fee shall be one thousand dollars.

   8.8 NON-BUSINESS DAYS

       Should any payment of capital or interest hereunder become due on a day which is not a Business Day, the due date thereof shall be extended to the immediately following Business Day.

   8.9 INVALIDITY OF ANY PROVISIONS HEREUNDER

       Any decision of a court to the effect that any of the provisions hereunder are null and void or non-executory shall in no way affect, invalidate or render unenforceable the other provisions hereunder.

  8.10 FINAL AGREEMENT AND INTERPRETATION

       As soon as this Offer has been signed by the Borrower, it shall constitute the final agreement between the parties hereto and replaces and supersedes any prior offers, agreements or discussions between the parties.

       Notwithstanding the foregoing, this Offer does not create novation and does not constitute any derogation to the rights, privileges and remedies of the Bank under the terms of any agreements, promissory notes and/or any instruments or contracts creating the security contemplated herein and executed by the Borrower prior to the date of this Offer. The Borrower represents and warrants that the rights, privileges and remedies of the Bank under these agreements, promissory notes and security documents have not been modified and cover the Borrower's obligations comtemplated herein.

  8.11 MODIFICATIONS

       Any modifications hereto or waiver of a right thereunder is without effect if it is not expressly made and evidenced in a written document executed between the parties hereto.




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  8.12 OTHER DOCUMENTS

       The Borrower shall do all things and sign all documents which may be deemed necessary or appropriate by the Bank for the purposes of giving full effect to the terms, conditions, undertakings and security provided herein.

  8.13 ADDITIONAL CHARGES

       The Borrower undertakes to pay the Bank for the following charges, as determined by the Bank:

       8.13.1 in the event that the cost for the Bank of the credit were to increase as a result of a law, regulation or administrative guideline or decision (including, without limitation, as a result of the application of reserves, taxes or requirements regarding the capital adequacy of the Bank), the Borrower shall pay such additional cost on demand; and

       8.13.2 the Borrower shall pay all taxes and additional fees that could result from the application of the Goods and Services Tax (Canada) and of any applicable provincial taxes of a similar nature.

  8.14 ASSIGNMENT

       All rights and obligations of the Borrower hereunder and all proceeds of the financings may not be transferred or assigned by the Borrower, any such transfer or assignment being null and void insofar as the Bank is concerned and rendering any balance then outstanding of the financings immediately due and exigible at the option of the Bank and relieving the Bank from the obligation of making any further advances hereunder.

  8.15 COUNTERPARTS

       This Offer may be executed in any number of counterparts, and each of which so executed shall be deemed to be original, and all such counterparts taken together shall be deemed to constitute one and the same instrument.


  9. REVIEW

       Notwithstanding any provisions to the contrary, the terms and conditions provided for herein are subject by the Bank on January 31, 1997, based upon the Borrower's annual audited financial statements which it shall furnish the Bank, in accordance with Section 6.1.3. of the present Offer.



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                                                                       Page 15

  10. FEES

       Non-refundable commitment and set-up fees of $15,000 including, without limitation, the preparation and the execution of this Offer and the security documents required herein shall be payable by the Borrower upon acceptance of this Offer of financing.

  11. GOVERNING LAW

       This Offer shall be construed and interpreted in accordance with the laws of the Province of Quebec.

  12. LANGUAGE (QUEBEC)

       The parties declare that they have requested and do hereby confirm their request that the present Offer and the ancillary documents related thereto be in English; les parties declarent qu'elles ont exige et par la presente confirment leur demande que la presente offre ainsi que les documents connexes soient rediges en anglais.



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                                   SCHEDULE B

                    TERMS AND CONDITIONS OF BANKING SERVICES


1.   ACCOUNTS NUMBER COVERED BY THIS AGREEMENT

     U.S. $ account number:  772-60
     Can  $ accounts number: 518-21,602-27

2.   SERVICES INCLUDED

     2.1  certified cheques;
     2.2  items, bank notes and coin deposited;
     2.3  stop payments;
     2.4  commercial inter-access deposits;
     2.5  cheques items returned unpaid;
     2.6  current account management fees;
     2.7  transactions Dt/Ct (CAN & US).

3.   INTEREST PAYMENT ON THE COVERED ACCOUNTS

     Can  $ account:  Canadian Prime Rate less 3.50%
     U.S. $ Account:  U.S. Base Rate less 3.50%

4.   SERVICE CHARGES

     Fixed monthly charges of $145 plus $50 for each wire transfers.